UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

COMMERCIAL E-WASTE MANAGEMENT, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-147193	20-8325616
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 E. Raintree Drive, Suite 224
Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(651) 454-2600

2510 Northland Drive
Mendota Heights, Minnesota 55120
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On December 15, 2008, Anna Chalmers purchased an aggregate of 10,000,000 shares of common stock of the Registrant, constituting approximately 91% of the issued and outstanding common stock of the Registrant, from Brenda Pfeifer in a private transaction pursuant to Section 4(1) of the Securities Act of 1933, as amended, for a purchase price of $1,000.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On December 15, 2008, the majority of the shareholders of the Registrant elected Anna Chalmers as a directors of the Registrant.

On December 15, 2008, Brenda Pfeifer submitted her resignation as President and Director of the Registrant.  On such same date, Eugene Pfeifer submitted his resignation from the offices of Secretary and Treasurer of the Registrant.

On December 15, 2008, the Board of Directors of the Registrant elected Anna Chalmers to fill the vacancies in the offices of President, Secretary and Treasurer of the Registrant.  Ms. Chalmers has a 24 year background in small and medium business accounting beginning in 1984 as a Bank Liquidator and Tax Specialist with the FDIC.  Since 2001 through the present, she has been the owner and general contractor for Dog House Construction, Inc. and holds a Florida State Certified General Contractors license.  Additionally, from 2004-2005, she was the Controller for Front Range Log Homes.  Since 2005, she has assisted various businesses and executive clients as an independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL E-WASTE MANAGEMENT, INC.
(Registrant)

Signature	Title	Date

/s/ Anna Chalmers	President and CEO	December 18, 2008
Anna Chalmers

/s/ Anna Chalmers	Secretary	December 18, 2008
Anna Chalmers

/s/ Anna Chalmers	Treasurer	December 18, 2008
Anna Chalmers